                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.      )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                F&M BANCORP
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)
----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                                  F&M BANCORP
                            110 THOMAS JOHNSON DRIVE
                           FREDERICK, MARYLAND 21702

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The Annual Meeting of Stockholders of F&M Bancorp ("Bancorp") will be held at the Corporate Headquarters, 110 Thomas Johnson Drive, Frederick, Maryland, on April 16, 2002, at 10:00 a.m., for the following purposes:

    (1) To elect two directors of Bancorp.

    (2) To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

    Stockholders of Bancorp of record on February 8, 2002 will be entitled to notice of and to vote at the meeting or any adjournments thereof.

                                          By Order of the Board of Directors,

                                          Gordon M. Cooley

                                          Secretary

Frederick, Maryland
March 15, 2002

                       IMPORTANT--YOUR PROXY IS ENCLOSED

    EVEN THOUGH YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND PROMPTLY MAIL IT IN THE RETURN ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND DECIDE THAT YOU WISH TO VOTE IN PERSON, OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME PRIOR TO ITS USE.

                                PROXY STATEMENT

                                  INTRODUCTION

    This Proxy Statement is furnished to stockholders of F&M Bancorp ("Bancorp") in connection with the solicitation of proxies by Bancorp's Board of Directors to be used at the 2002 annual meeting of stockholders (the "2002 Annual Meeting"), described in the accompanying notice, and at any adjournments thereof. The purpose of the meeting is to elect two directors of Bancorp, whose terms expire at the 2002 Annual Meeting, and to transact such other business as may properly come before the meeting, or any adjournments thereof. This proxy statement and the accompanying form of proxy are first being sent to stockholders on or about March 15, 2002.

    The record of stockholders entitled to notice of and to vote at the annual meeting was taken as of the close of business on February 8, 2002. At that date there were outstanding and entitled to vote 10,853,300 shares of common stock, par value $5.00 per share, of Bancorp (the "Common Stock").

    The accompanying proxy is solicited by the Board of Directors of Bancorp. The Board of Directors has selected James L. Hogan, Kaye A. Simmons, and David
R. Stauffer, or any two of them, to act as proxies with full power of substitution. Any stockholder executing a proxy has the power to revoke the proxy at any time before it is voted. This right of revocation is not limited or subject to compliance with any formal procedure. Any stockholder may attend the meeting and vote in person whether or not he or she has previously given a proxy.

    In the election of directors, each share is entitled to one vote for each director to be elected; cumulative voting is not permitted. For all other matters each share is entitled to one vote.

    The cost of solicitation of proxies and preparation of proxy materials will be borne by Bancorp. Bancorp does not expect to compensate anyone for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for expenses they incur in sending proxy materials to principals and in obtaining proxies. In addition to solicitation of proxies by mail, proxies may be solicited personally or by telephone or telegram by directors, officers, and employees of Bancorp and Farmers & Mechanics Bank (the "Bank") without additional compensation to them.

    Home Federal Savings Bank (the "Savings Bank"), formerly a subsidiary of F&M Bancorp, was merged with and into the Bank on May 31, 2001. References to the Savings Bank relate to the period January 1 to May 31, 2001.

STOCK OWNERSHIP OF MANAGEMENT

    The following table shows how much of our common stock was beneficially owned as of February 8, 2002 by (i) each director (who was serving as a director as of that date) and nominee for director, (ii) each executive officer named in the Summary Compensation Table appearing later in this proxy statement, and
(iii) all directors and executive officers as a group. In general, a person "beneficially owns" shares if he or she has or shares with others the right to vote those shares or to invest (dispose of) them, or if he or she has the right to acquire such voting or disposition rights within 60 days of February 8, 2002 (such as by exercising options). To the knowledge of Bancorp, no person beneficially owns more than 5.0% of the outstanding Common Stock of Bancorp.

                                  SHARES BENEFICIALLY OWNED(1)
                                  -----------------------------      STOCK
                                      (A)             (B)           OPTIONS       TOTAL OF
                                  SOLE VOTING    SHARED VOTING    EXERCISABLE      SHARES      PERCENT OF
                                  & INVESTMENT    & INVESTMENT     WITHIN 60    BENEFICIALLY     COMMON
                                     POWER           POWER           DAYS          OWNED          STOCK
                                  ------------   --------------   -----------   ------------   -----------
R. Carl Benna...................      13,546          2,000           2,461        18,007(2)         *
Howard B. Bowen.................       8,646                          3,071        11,717            *
John D. Brunk...................       6,027         13,824           2,240        22,091            *
Beverly B. Byron................       1,135                          1,987         3,122            *
Faye E. Cannon..................       8,645                         38,593        47,238            *
Albert H. Cohen.................      90,012                          2,114        92,126            *
Maurice A. Gladhill.............      67,564                          2,638        70,202            *
Howard E. Harrison, III.........       3,055                          5,923         8,978            *
Charles W. Hoff, III............       9,200          1,000           5,312        15,512            *
Donald R. Hull..................     101,205                          1,753       102,958(3)         *
James K. Kluttz.................       1,397                          2,554         3,951            *
Richard W. Phoebus, Sr..........      16,399                          4,488        20,887            *
David R. Stauffer...............       4,844                         25,749        30,593            *
Kaye A. Simmons.................           0                          1,078         1,078            *
H. Deets Warfield, Jr...........       6,913          4,783           2,452        14,148            *
Thomas R. Winkler...............       1,335                          2,122         3,457            *
All Directors & Executive
  Officers as a group (16
  persons)......................     339,923         21,607         104,535       466,065          4.3%

------------------------

* Less than 1% of F&M Bancorp total outstanding common stock. The percentages shown in the table are based on the total number of shares of F&M Bancorp common stock outstanding on February 8, 2002.

Notes

(1) Includes shares:

    - As to which the named person has sole voting and investment power.

    - As to which the named person has shared voting and investment power with a family member.

(2) Includes 1,000 shares and 1,000 shares held by trusts for which Mr. Benna acts as co-trustee, but as to which he disclaims beneficial ownership.

(3) Includes 16,581 shares and 7,871 shares held by trusts for which Mr. Hull acts as trustee, but as to which he disclaims beneficial ownership.

                             ELECTION OF DIRECTORS

    The Board of Directors of Bancorp is divided into three classes (the 2002 class, the 2003 class and the 2004 class, each class designated by the year in which the term of office of a director will expire), with each class elected at successive annual meetings. The term of office for all 2002 class directors expires at the 2002 Annual Meeting. Two persons, both of whom are currently directors of Bancorp, are nominated as 2005 class directors. The nominees have each agreed to serve if elected.

    It is the Board of Directors' intention that proxies not limited to the contrary will be voted for the following nominees, or, in the event that any of the nominees should be unable or unwilling to serve, for the election of such other persons as may be nominated by the Board of Directors. A plurality of votes is required to elect directors. Abstentions and broker non-votes will be treated as shares not voted and will have no effect in the election of directors.

    John D. Brunk and H. Deets Warfield, Jr., class 2002 directors, are retiring from the Board when their terms expire in April 2002. Bancorp gratefully acknowledges their service.

INFORMATION CONCERNING NOMINEES

    The following table presents information concerning persons nominated by the Board of Directors for election as directors of Bancorp and also concerning continuing directors. Except as indicated, the nominees and continuing directors have been officers of the organizations named below as their principal occupations or of affiliated organizations for more than five years. Information is reported as of February 8, 2002.

A. NOMINEES FOR THE CLASS OF DIRECTORS WHOSE TERM WILL EXPIRE IN 2005

NAME OF NOMINEE                                PRINCIPAL OCCUPATIONS, DIRECTORSHIPS WITH PUBLIC COMPANIES, AND AGE
---------------                                -------------------------------------------------------------------
Faye E. Cannon                                 Director of Bancorp since 1993. She is President and Chief
                                               Executive Officer of Bancorp and the Bank. Age: 52.

Donald R. Hull                                 Director of Bancorp since 1998. He is President of Hull Company
                                               Accountants, Inc. Age: 63.

B. CONTINUING DIRECTORS--2003 CLASS (TERMS EXPIRE IN 2003)

R. Carl Benna                                  Director of Bancorp since 1989 and Chairman of the
                                               Board since 2001. He is President of North American
                                               Housing Corp., a modular housing manufacturer.
                                               Age: 54.

Beverly B. Byron                               Director of Bancorp since 1993. She is a former
                                               member of the U.S. House of Representatives for the
                                               6th District of Maryland. She is a member of the
                                               Boards of Directors of CareFirst, LMI, and
                                               Constellation Energy Group. Age: 69.

Maurice A. Gladhill                            Director of Bancorp since 1985. He is President of
                                               Gladhill Tractor Mart, Inc., a farm equipment
                                               dealership in Frederick, MD. Age: 51.

James K. Kluttz                                Director of Bancorp since 1996. He is President and
                                               Chief Executive Officer of Frederick Memorial
                                               Hospital. Age: 60.

Richard W. Phoebus, Sr.                        Director of Bancorp since 1996. He is President and
                                               Chief Executive Officer of Hagerstown/Washington
                                               County Industrial Foundation, Inc. and was formerly
                                               President and Chief Executive Officer of Home Federal
                                               Savings Bank and Vice President of Bancorp. Age: 63.

Thomas R. Winkler                              Director of Bancorp since 1992. He is currently a
                                               biopharmaceutical consultant and was formerly
                                               Executive Vice President and Chief Operating Officer
                                               of Bio Whittaker, Inc. Age: 60.

C. CONTINUING DIRECTORS--2004 CLASS (TERMS EXPIRE IN 2004):

Howard B. Bowen                                Director of Bancorp since 1996. He is President of
                                               Ewing Oil Co., Inc., a petroleum distributor.
                                               Age: 50.

Albert H. Cohen                                Director of Bancorp since 1983. He is an investor and
                                               building consultant. Age: 79.

Howard E. Harrison, III                        Director of Bancorp since 1999. He is a real estate
                                               developer and Chairman of Marina Development, Inc.
                                               which owns and operates a full-service marina in
                                               Baltimore County. Age: 60.

Charles W. Hoff, III                           Director of Bancorp since 1983. He is the retired
                                               Chairman of the Board of Bancorp and the Bank.
                                               Age: 67.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

    During 2001, there were 10 meetings of the Board of Directors of Bancorp and a total of 25 board committee meetings. Each of the directors attended at least 75% of the combined total number of meetings of the Board of Directors and board committees of which he or she is a member (held during the period for which he or she has been a director).

    The Board has established the following standing committees and delegated specific tasks to each. Each committee:

    - Has a written charter.

    - Is composed solely of independent Directors, unless otherwise noted, as defined in National Association of Securities Dealers Rule 4200(a)(14).

    - Evaluates its performance annually in a written report to the Corporate Governance Committee.

AUDIT COMMITTEE:

                                                                                           MEETINGS IN
MEMBERS                                                     PURPOSES                          2001
-------                                --------------------------------------------------  -----------
Howard B. Bowen, Chair                 - Selects, evaluates and replaces the independent,   Six (6)
Howard E. Harrison, III                  external, auditor
Donald R. Hull                         - Reviews and approves scope of annual audit,
James K. Kluttz                          including Trust activities
Thomas R. Winkler                      - Reviews scope of other professional services
                                         provided by external auditor
                                       - Reviews scope and objectivity of internal audit
                                         function (currently performed by an external
                                         auditing firm)
                                       - Reviews management's evaluation of adequacy of
                                         internal controls
                                       - Reviews and discusses with management a draft
                                         Annual Report and 10K Report prior to
                                         publication
                                       - Reviews with management and external auditor all
                                         significant issues concerning litigation,
                                         contingencies, claims, assessments and material
                                         accounting issues requiring disclosure in
                                         financial statements, and income tax matters
                                       - Reviews fees charged by internal and external
                                         auditors
                                       - Meets with internal and external auditors
                                         regularly
                                       - Ensures adherence to appropriate accounting
                                         procedures

COMPENSATION COMMITTEE:

                                                                                           MEETINGS IN
MEMBERS                                                     PURPOSES                          2001
-------                                --------------------------------------------------  -----------
James K. Kluttz, Chair                 - Establishes compensation policy and practices     Three (3)
Howard B. Bowen                          for executive officers designed to create direct
John D. Brunk                            relationship between compensation, corporate
Maurice A. Gladhill                      performance and shareholder return
Howard E. Harrison, III                - Establishes compensation for executive officers
                                       - Administers employee and director stock option
                                         plans
                                       - Administers executive supplemental income plan
                                       - Annually reviews and approves all employment
                                         agreements

CORPORATE GOVERNANCE COMMITTEE:

                                                                                           MEETINGS IN
MEMBERS                                                     PURPOSES                          2001
-------                                --------------------------------------------------  -----------
Maurice A. Gladhill, Chair             - Recommends to the Board appropriate Corporate     Three (3)
Howard B. Bowen                          Governance practices and procedures
Howard E. Harrison, III                - Recommends Board committee assignments,
James K. Kluttz                          including chairpersons
                                       - Recommends Board member compensation
                                       - Recommends Board member qualifications and
                                         criteria, given needs of corporation at any
                                         given time
                                       - Recommends candidates for Board membership,
                                         considering its own candidates and nominations
                                         received in writing from stockholders
                                       - Reviews and assesses Board and individual Board
                                         member performance and effectiveness
                                       - Reviews annually compliance with the requirement
                                         of Board member independence

EXECUTIVE COMMITTEE:

                                                                                           MEETINGS IN
MEMBERS                                                     PURPOSES                          2001
-------                                --------------------------------------------------  -----------
R. Carl Benna, Chair                   - Exercises all powers of full Board between        Seven (7)
Faye E. Cannon (not independent)         meetings as provided by law
Howard B. Bowen                        - Considers in depth, more complex matters and
Maurice A. Gladhill                      recommends action to full Board
James K. Kluttz
H. Deets Warfield, Jr.

TRUST & INVESTMENT MANAGEMENT COMMITTEE:

                                                                                           MEETINGS IN
MEMBERS                                                     PURPOSES                          2001
-------                                --------------------------------------------------  -----------
H. Deets Warfield, Jr., Chair          - Responsible for oversight of all Trust             Six (6)
John D. Brunk                            operations and activities to ensure proper
Beverly B. Byron                         exercise of fiduciary powers
Albert H. Cohen                        - Reviews organization structure and
Maurice A. Gladhill                      administrative activities
Charles W. Hoff, III                   - Reviews investment policies and procedures
  (not independent)

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") has furnished the following report on executive compensation.

    The Committee establishes the compensation for executive officers of Bancorp and the Bank (collectively, "the Corporation") and administers Bancorp's stock option plans and the Executive Supplemental Income Plan. Committee objectives include administration of a total compensation package that allows the Corporation to attract and retain qualified persons to fill key executive positions and to effectively utilize incentive compensation programs which are directly related to executive officers accomplishing corporate goals and objectives, both operational and financial, aimed at achieving lasting improvement in the Corporation's long-term financial performance.

    The Committee utilizes the Corporation's human resources' staff, published information, and other qualified consultants to review the Corporation's compensation practices as they compare to industry norms.

    Compensation program components include:

    1. BASE SALARY--Base pay levels are established within a range for each position, determined through the assistance of a third party consultant specializing in compensation practices for the industry. In addition, survey data is routinely updated, comparing similar positions at other companies, both financial and non-financial, of like-size and performance located in the geographic area in which the Corporation does business and at other financial institutions of similar size, business make up and performance characteristics located outside the Corporation's market area. Actual salaries are based on the individual performance and experience of each executive officer.

    2. SHORT TERM INCENTIVE COMPENSATION--The Corporation has adopted an annual incentive compensation program for executive officers and other designated employees at the Bank (the "Program"). The Program was designed in conjunction with an independent consultant specializing in incentive compensation practices for the banking industry and is similar to existing plans of other banks and financial service companies. The Program, like these plans in general, requires a considerable degree of specificity with regard to performance measures and evaluations, which are benchmarked to industry incentive practices. The Program allows the Compensation Committee to establish annually the performance measures to be used in conjunction with the goals in the Corporation's strategic plan and ensures that such performance measures align with stockholder interests. Executives are eligible for incentive compensation expressed as a percentage of their base salaries for meeting established performance measures. Levels of incentive compensation increase as executive officers' and the Bank's performance exceeds established targets. In 2001, the named executive officers received compensation under the incentive compensation program as a result of meeting performance targets.

    3. LONG TERM INCENTIVE COMPENSATION--The Corporation maintains stock option plans which provide long term incentive compensation through the grant of options to executive and other key officers, in the Committee's discretion, who have substantial responsibility for the management and growth of the Corporation. The Committee believes that grants of stock options, which allow employees to purchase shares of the Common Stock of the Corporation at specified prices in the future, aligns employees' interests in corporate performance with the interests of all stockholders. Each year the Committee determines the number of options, if any, to be granted in order to achieve these objectives. Incentive stock options are granted at the market price of F&M Bancorp stock on the date of grant. Non-qualified options may be granted at no less than 85% of market price on the date of grant. The Committee considers it significant that officers who receive incentive stock option awards will profit from those awards only if, and only to the extent that, the market price of F&M Bancorp stock appreciates following the date of grant. In 2001, the Committee granted greater numbers of shares in option form to the executive officers and other participants than in prior years. The size of the grants was consistent with industry practice based on advice of a third party consultant.

    For 2001, the Compensation Committee established Ms. Cannon's base salary with reference to the salary ranges determined with the assistance of a third party consultant that provides bank executive compensation data and information specific to the banking industry. The Committee considers the Chief Executive Officer responsible for overall corporate performance, both operational and financial. As such, all of the Chief Executive Officer's potential bonus under the Bank's incentive compensation program is related to Bank-wide performance and stockholder interests. The Committee finds that the total compensation package for the Chief Executive Officer in 2001 was justified based on competitive market data and overall corporate performance, both financial and operational.

    The Committee believes that the total compensation awarded to the Chief Executive Officer and executives of the Corporation is consistent with the Committee's objectives. The amounts paid to individual executives are consistent with competition within the market and with banks of similar size as reflected by the executive compensation data and information provided, individual performance of each executive, and, for incentive compensation, are rationally linked with the fulfillment of corporate objectives and corporate financial performance.

                                          Compensation Committee of the Board of
                                          Directors:

                                          James K. Kluttz, Chairman
                                          Howard B. Bowen
                                          John D. Brunk
                                          Maurice A. Gladhill
                                          Howard E. Harrison, III

    The following table sets forth compensation information with respect to the Chief Executive Officer and the other executive officers in 2001 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                                          COMPENSATION
                                             ANNUAL COMPENSATION(1)          AWARDS
                                         ------------------------------   ------------
                                                                            OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR      SALARY     BONUS      SHARES(2)     COMPENSATION(3)
---------------------------              --------   --------   --------   ------------   ---------------
Faye E. Cannon.........................    2001     $295,000   $103,250      11,379          $13,180
President and CEO of Bancorp and of the    2000      269,298     85,637      14,245           11,050
  Bank                                     1999      258,940        -0-      12,964            9,242

David R. Stauffer......................    2001      210,900     59,052       3,428           13,074
Vice President of Bancorp and Senior       2000      202,800     51,592       6,436           11,050
  Executive Vice President and COO of      1999      195,000        -0-       5,486            9,396
  the Bank

Kaye A. Simmons (4)....................    2001      178,000     49,840       4,310            8,779
Treasurer of Bancorp and Executive Vice    2000      117,692     28,832         -0-              -0-
  President and CFO of the Bank

Richard W. Phoebus, Sr. (5)............    2001       56,626        -0-       3,076          109,450
Former Vice President of Bancorp and       2000      145,600     37,041       4,621            9,464
  President and CEO of the Savings Bank    1999      140,000        -0-       4,383           11,189

------------------------

(1) No Named Executive Officer received any perquisites in 1999, 2000 or 2001 the aggregate amount of which exceeded 10% of the officer's salary and bonus.

(2) Adjusted to reflect 5% stock dividend paid on July 28, 1999.

(3) Includes Bancorp contribution to the account of each Named Executive Officer in Bancorp's defined contribution Employee Benefit Plan (the "Plan") qualified under Section 401(k) of the Internal Revenue Code for both profit-sharing portion and corporate match of Named Executive Officer's individual contributions to the Plan with a salary cap of $160,000 in 1999 and $170,000 in 2000 and 2001, and, for Mr. Phoebus, $105,891 in payments pursuant to a non-compete agreement.

(4) Ms. Simmons was appointed Treasurer of Bancorp on April 10, 2000.

(5) Mr. Phoebus retired on April 30, 2001.

    The following table sets forth information with respect to stock option grants to the Chief Executive Officer and the Named Executive Officers for the fiscal year ended December 31, 2001. Bancorp does not grant stock appreciation rights.

                            OPTIONS GRANTED IN 2001

                                    INDIVIDUAL GRANTS                                         POTENTIAL REALIZABLE
------------------------------------------------------------------------------------------      VALUE AT ASSUMED
                                                 % OF TOTAL                                   ANNUAL RATES OF STOCK
                                                  OPTIONS                                    PRICE APPRECIATION FOR
                                    OPTIONS      GRANTED TO                                        OPTION TERM
                                   GRANTED(1)   EMPLOYEES IN   EXERCISE PRICE   EXPIRATION   -----------------------
NAME                                (SHARES)    FISCAL 2001     (PER SHARE)        DATE          5%          10%
----                               ----------   ------------   --------------   ----------   ----------   ----------
Faye E. Cannon...................    11,379         13.64%         $24.56       02/20/2011    $175,756     $445,400
David R. Stauffer................     3,428          4.11           24.56       02/20/2011      52,948      134,180
Kaye A. Simmons..................     4,310          5.17           24.56       02/20/2011      66,571      168,703
Richard W. Phoebus, Sr...........     3,076          3.69           24.56       02/20/2011      47,511      120,402

------------------------

(1) All options granted on February 20, 2001. Options exercisable to the extent of 25%, 50%, 75%, and 100% on February 20, 2002, 2003, 2004, and 2005,
    respectively.

    The following table sets forth information with respect to the value of all options exercised during the fiscal year ended December 31, 2001 and the value of all options held on December 31, 2001 by the Chief Executive Officer and the Named Executive Officers.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       OPTION VALUES AT DECEMBER 31, 2001

                                                                   NUMBERS OF SHARES
                                    NUMBER OF                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                     SHARES                           OPTIONS AT                   IN-THE-MONEY
                                    ACQUIRED                          12/31/01(1)             OPTIONS AT 12/31/01(2)
                                       ON          VALUE      ---------------------------   ---------------------------
NAME                                EXERCISE    REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                ---------   -----------   -----------   -------------   -----------   -------------
Faye E. Cannon....................    1,924       $20,531        29,117         29,543        $98,496        $56,014
David R. Stauffer.................      967        15,810        21,367         11,543         87,791         23,184
Kaye A. Simmons...................      -0-           -0-           -0-          4,310            -0-          5,862
Richard W. Phoebus, Sr............    3,934        23,880         4,488            -0-         57,581            -0-

------------------------

(1) Based on the differences between aggregate fair market value on date of exercise and aggregate exercise price.

(2) Based on the difference between aggregate fair market value at December 31, 2001 and aggregate exercise price.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

    Bancorp provides an Executive Supplemental Income Plan (the "Supplemental Plan") in which executive officers Cannon and Stauffer participate. The Supplemental Plan provides certain benefits which are integrated with the benefits provided executive officers Cannon and Stauffer under Bancorp's defined contribution employee benefit plan qualifying under Section 401(k) of the Internal Revenue Code. The Supplemental Plan provides for retirement benefits to executive officers Cannon and Stauffer based on 65% of their compensation (salary and bonus) as measured by the greater of (a) compensation paid during the 12 months immediately preceding retirement or (b) the average compensation paid during the three consecutive years of employment that yield the highest average.

    The Supplemental Plan also provides for benefits upon termination of employment following a change in control of the Bank or Bancorp. A change in control is defined as the acquisition by a single person of 25% or more of the combined voting power of the Bank and Bancorp, a majority of the members of the Board of Directors of the Bank or Bancorp is composed of persons not elected or recommended by two-thirds of the then current directors, or a sale of assets to or merger with another corporation whose voting securities are not at least 60% controlled by Bancorp's then current stockholders in substantially the share proportions as their ownership to the Bank and Bancorp immediately prior to the sale or merger. In the event of a termination of employment after a change in control, full compensation benefits will be paid to a participant in the Supplemental Plan until the third anniversary of the change in control. Thereafter, benefits will be based on a fraction of final compensation as detailed above. Assuming current compensation practices continue to retirement, in conjunction with current assumptions relating to contributions to and performance of Bancorp's 401(k) Plan and current assumptions relating to future levels of Social Security benefits, executive officers Cannon and Stauffer would have estimated annual benefits under the Supplemental Plan of $294,813 and $173,845 respectively.

    The Supplemental Plan also provides for a death benefit equal to 50% of a participant's cash compensation if the participant dies while still employed.

    Executive officer Simmons has an employment agreement with Bancorp providing for payments of two times Ms. Simmons' annual compensation if she is terminated following a change in control of Bancorp or the Bank.

DIRECTORS' FEES AND DEFERRED COMPENSATION PLAN

    During 2001, each director of Bancorp (other than employee directors) received a quarterly director's fee of $1,250 plus $400 for each board meeting and board committee meeting attended. Each director of Bancorp (other than employee directors) who also served as a director of the Bank received a quarterly fee of $500 plus $400 for each Bank board meeting and board committee meeting attended. Bancorp and Bank board committee chairs received $500 for each committee meeting attended. Each director of Bancorp (other than employee directors) who also served as a director of the Savings Bank received a fee of $200 for each Savings Bank board meeting attended.

    Chairman Hoff received fees of $16,667 for chairing the boards of directors of Bancorp and the Bank from January 1, 2001 through April 17, 2001. Chairman Benna received quarterly director's fees of $2,500 and $1,000 for Bancorp and Bank, respectively, for the period he served as Chairman.

    Each Bancorp director may elect to defer all or part of these fees until he or she ceases to be a director. Interest is earned on the deferred amount at a floating rate equal to the "prime rate" as published in the Wall Street Journal's Money Rates Table on December 15th of each year for the next calendar year, currently 4.75%. Payment of the deferred amount may be made to the director or his or her beneficiary in a lump sum or in equal monthly installments over 10 years, as the director elects.

    In 2001 directors also received options to purchase F&M Bancorp stock, pursuant to the 1999 Stock Option Plan for Non-Employee Directors. All options were granted on April 18, 2001 with an exercise price of $25.05, which represented the closing price as quoted by NASDAQ on the previous day. The number of shares received by each director was equal to 25% of the director's total cash compensation divided by $4.26 which represented the Black Scholes Model calculation of the per share value of F&M Bancorp stock.

CERTAIN TRANSACTIONS WITH DIRECTORS AND OFFICERS

    During the past year Bancorp's subsidiary, Farmers & Mechanics Bank, has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors and officers of Bancorp, the Bank, and with their affiliates on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with others. The extensions of credit did not involve and do not currently involve more than the normal risk of collectibility or present other unfavorable features.

STOCKHOLDER RETURN PERFORMANCE GRAPH

    The following graph compares the cumulative total return of Bancorp's Common Stock with that of a broad market index (NASDAQ Stock Market, U.S. Companies only) and an industry peer group index (NASDAQ Bank Stocks). Information is provided for the five-year period ending December 31, 2001. The graph assumes that the value of the investment in Bancorp's Common Stock and each index was $100 on December 31, 1996 and that all dividends were reinvested.

                            COMPARISON OF FIVE-YEAR
                               CUMULATIVE RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS

                     1996  1997  1998  1999  2000  2001
F&M BANCORP           100   180   175   124   133   171
NASDAQ US COMPANIES   100   122   173   321   193   153
NASDAQ BANK STOCKS    100   167   166   160   182   197

                                                 DECEMBER 31,
                                      1996         1997         1998         1999         2000         2001
F&M BANCORP                            100          180          175          124          133          171
NASDAQ US COMPANIES                    100          122          173          321          193          153
NASDAQ BANK STOCKS                     100          167          166          160          182          197

               AUDIT COMMITTEE AND INDEPENDENT PUBLIC ACCOUNTANTS

    The accounting firm of Arthur Andersen LLP ("AA") has acted as Bancorp's independent public accountants for the year ended December 31, 2001 and has been recommended by the Audit Committee and selected by the Board of Directors to act as such for the current fiscal year. A partner of AA is expected to be present at the annual meeting and will have an opportunity to make a statement if he desires and to respond to appropriate questions.

AUDIT FEES

    The aggregate fees incurred for professional services rendered for the audit of Bancorp's annual financial statements for the most recent fiscal year and for reviews of the financial statements included in Bancorp's forms 10-Q for the fiscal year were $121,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    AA did not provide any professional services related to financial information systems design and implementation as described in paragraph (c)(4)(ii) of Rule 2-01 of SEC Regulation S-X during 2001.

ALL OTHER FEES

    The aggregate fees incurred for services rendered by AA, other than for the services listed above, for the most recent fiscal year were $452,117. These services include (i) tax planning and the preparation of tax returns of Bancorp and its subsidiaries, (ii) internal audit services, (iii) benefit plan audits, and (iv) technical accounting and consulting services. The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence and believes that they are, with the exception of internal audit services. In order to promote and insure the continued independence of the principal accountant, the Audit Committee determined in mid-year 2001 that Bancorp would be better served by awarding these services to separate providers. As a result of its requests for proposals, the Audit Committee approved, and the Board ratified, the engagement of Ernst & Young to provide internal audit services for 2002.

AUDIT COMMITTEE REPORT

    The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard #1, Independence Discussions with Audit Committees, and has discussed with the independent accountant the independent accountant's independence. Based on the review and discussions referred to above, the Audit Committee has recommended to the board of directors that the audited financial statements be included in Bancorp's Annual Report on Form 10-K.

    The board of directors has adopted a written charter for the Audit Committee. The members of the Audit Committee, whose names appear below, are independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

                                          Howard B. Bowen, Chair
                                          Howard E. Harrison, III
                                          Donald R. Hull
                                          James K. Kluttz
                                          Thomas R. Winkler

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based upon review of Forms 3, 4, and 5 and amendments thereto furnished to Bancorp and inquiry to directors and executive officers, all required reports of securities activities were timely filed.

                                 OTHER MATTERS

    The management of Bancorp knows of no matters to be presented for action at the annual meeting other than those mentioned above; however, if any other matters properly come before the annual meeting, or any adjournments thereof, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgment of the best interests of Bancorp. Each such matter generally requires the affirmative vote of a majority of the shares voted on the matter. Abstentions and broker non-votes generally will be treated as shares not voted and will have no effect.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals are eligible for consideration for inclusion in the proxy materials for the 2003 Annual Meeting of Stockholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, if they are received by Bancorp on or before November 15, 2002. Any proposal should be directed to the attention of the Corporate Secretary, F&M Bancorp, 110 Thomas Johnson Drive, Frederick, Maryland, 21702. In order for a stockholder proposal submitted outside Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c) and in order for a proposal to be timely under Bancorp's By-Laws, it must be received on or prior to January 16, 2003, but no earlier than December 17, 2002.

                           ANNUAL REPORT ON FORM 10-K

    A COPY OF THE ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO KAYE A. SIMMONS, TREASURER, F&M BANCORP, 110 THOMAS JOHNSON DRIVE, FREDERICK, MARYLAND 21702.

                                          By Order of the Board of Directors,

                                          Gordon M. Cooley
                                          Secretary

Frederick, Maryland
March 15, 2002

                            F&M BANCORP

                   ANNUAL MEETING OF STOCKHOLDERS

                      TUESDAY, APRIL 16, 2002
                             10:00 A.M.

                      CORPORATE HEADQUARTERS
                     110 THOMAS JOHNSON DRIVE
                        FREDERICK, MD 21702



------------------------------------------------------------------------------

F&M BANCORP
110 THOMAS JOHNSON DRIVE
FREDERICK, MD 21702                                                      PROXY
------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 16, 2002 AT 10:00 A.M.

The shares of stock you hold will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEM 1.

By signing the proxy, you revoke all prior proxies and appoint James L. Hogan, Kaye A. Simmons, and David R. Stauffer, or any two of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.





                    SEE REVERSE FOR VOTING INSTRUCTIONS.
------------------------------------------------------------------------------

                                  F&M BANCORP





                                PLEASE DETACH HERE


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               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. Election of directors:

FOR TERM TO EXPIRE IN 2005:

01 Faye E. Cannon                       / / Vote FOR     / / Vote WITHHELD
02 Donald R. Hull                           all nominees     from all nominees
                                           (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NAME(S) OF THE NOMINEE(S) IN THE BOX PROVIDED
TO THE RIGHT.)                           -----------------------------

                                         -----------------------------

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1, AND IN THE BEST DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS.

Address Change? Mark Box / /
Indicate changes below:                              Date_________________





                                                 -----------------------------


                                                 -----------------------------

                                                 Signature(s) in Box
                                                 Please sign exactly as your
                                                 name(s) appear on Proxy. If
                                                 held in joint tenancy, all
                                                 persons must sign. Trustees,
                                                 administrators, etc., should
                                                 include title and authority.
                                                 Corporations should provide
                                                 full name of corporation and
                                                 title of authorized officer
                                                 signing the proxy.


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